Exhibit 99.1

RockTenn Reports Earnings for the First Quarter of Fiscal 2011 of $1.27 Per Share and Adjusted Earnings per Share of $1.28, up 36% over Prior Year Quarter

NORCROSS, Ga.--(BUSINESS WIRE)--January 23, 2011--RockTenn (NYSE:RKT) today reported earnings for the quarter ended December 31, 2010 of $1.27 per diluted share. The Company’s adjusted earnings were $1.28 per diluted share compared to the prior year quarter adjusted earnings of $0.94 per diluted share.

	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2010	2009

Earnings per diluted share	$1.27	$1.43

Alternative fuel mixture credit, net	—	(0.54)
Restructuring and other costs, net	0.01	0.05
Gain on extinguishment of debt	—	(0.01)
Operating losses of previously closed facilities	—	0.01

Adjusted earnings per diluted share	$1.28	$0.94

First Quarter Results

  Net sales of $761.1 million for the first quarter of fiscal 2011 increased $70.3 million, or 10.2% over the first quarter of fiscal 2010.
  Segment income of $104.4 million was $18.9 million, or 22.1% over the prior year quarter excluding $20.7 million of alternative fuel mixture credit, net of expenses in the prior year quarter.
  RockTenn’s pre-tax restructuring and other costs, net of related noncontrolling interest, were $0.6 million, or $0.01 per diluted share after-tax, for the first quarter of fiscal 2011 consisting primarily of expense to recognize a liability for the estimated fair value of future lease payments at a closed facility.

Chairman and Chief Executive Officer’s Statement

RockTenn Chairman and Chief Executive Officer James A. Rubright stated, “RockTenn’s co-workers again produced outstanding results, with adjusted earnings per share up 36% over last year’s first quarter, with strong adjusted segment earnings increases in consumer and corrugated packaging and merchandising displays. Our free cash flow generation exceeded our expectations for the quarter, and we see continued strong cash flow generation through the balance of the year.”

Segment Results

Paperboard and Containerboard Tons Shipped and Average Price

Total tons shipped in the first quarter of fiscal 2011 increased by 13,833 tons over the prior year quarter. The average selling price for all paperboard and containerboard grades increased $73 per ton from the prior year quarter.

Consumer Packaging Segment

Consumer Packaging segment net sales increased 3.5% in the first quarter of fiscal 2011 compared to the prior year quarter, due to higher paperboard selling prices. Segment income increased $10.2 million to $52.3 million in the first quarter of fiscal 2011, excluding $20.7 million of alternative fuel mixture credit, net of expenses in the prior year quarter.

Corrugated Packaging Segment

Corrugated Packaging segment net sales increased $18.2 million to $198.3 million in the first quarter of fiscal 2011 compared to the prior year quarter, due to higher containerboard volumes and increased selling prices. Segment income increased $1.7 million to $36.4 million in the first quarter of fiscal 2011 and segment return on sales was 18.4%.

Merchandising Displays Segment

Merchandising Displays segment net sales increased $25.0 million over the prior year first quarter. Segment income increased to $11.4 million in the first quarter of fiscal 2011 compared to $4.2 million in the prior year quarter, and segment return on sales was 12.4%.

Specialty Paperboard Products Segment

Specialty Paperboard Products segment net sales increased $18.6 million in the first quarter of fiscal 2011 compared to the prior year quarter primarily due to higher recycled fiber prices, increased paperboard selling prices and increased solid fiber interior packaging sales due to a fourth quarter of fiscal 2010 acquisition. Segment income was $4.3 million in the first quarter of fiscal 2011 and $4.5 million in the prior year quarter.

Cash Provided By Operating Activities

Net cash provided by operating activities in the first quarter of fiscal 2011 was $104.3 million compared to $95.6 million in the prior year quarter. The increase was primarily due to higher earnings net of alternative fuel mixture credit which was partially offset by a net increase in operating assets and liabilities compared to a net decrease in the prior year quarter.

Financing and Investing Activities

We reduced net debt by $65.6 million in the first quarter of fiscal 2011 and $206.9 million in the twelve months ended December 31, 2010. Our Credit Agreement Debt/EBITDA ratio was 2.05 times at December 31, 2010, well below our maximum credit agreement covenant of 3.75 times.

Conference Call

We will host a conference call to discuss our results of operations for the first quarter of fiscal 2011 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on January 24, 2011. The conference call will be webcast live with an accompanying slide presentation, along with a copy of this press release, at www.rocktenn.com.

Conference Call and Webcast

Monday, January 24, 2011 – 8:30 a.m. Eastern Time

  Conference call number: U.S. (888) 790-4710
  Passcode: ROCKTENN (Please dial in 10 minutes before conference call start time)
  The call will also be webcast and available at: www.rocktenn.com

Replays

  A replay of the conference call will be available through March 15, 2011 at U.S. (866) 351-2785
  Passcode: ROCKTENN
  A replay of the webcast will be available at www.rocktenn.com

About RockTenn

RockTenn (NYSE:RKT) is one of North America’s leading manufacturers of paperboard, containerboard and consumer and corrugated packaging, with annual net sales of $3 billion. RockTenn’s 10,400 employees are committed to exceeding their customers’ expectations – every time. The Company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

Cautionary Statements

Statements herein regarding, among others, our optimism regarding continued strong cash flow generation through fiscal 2011 constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, we have made assumptions regarding, among other things, expected economic, competitive and market conditions generally; expected volumes and price levels of purchases by customers; recycled fiber and energy costs; costs associated with facility closures; competitive conditions in our businesses and possible adverse actions of our customers, our competitors and suppliers. Management believes its assumptions are reasonable; however, undue reliance should not be placed on these estimates, which are based on current expectations. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for our products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain key customers; changes in environmental and other governmental regulation; and adverse changes in general market and industry conditions. These risks are more particularly described in our filings with the Securities and Exchange Commission, including under the caption “Business―Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010. The information contained in this release speaks as of the date hereof and we do not undertake any obligation to update this information as future events unfold.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED
	December 31,	December 31,
	2010	2009

NET SALES	$761.1	$690.8

Cost of Goods Sold (net of alternative fuel mixture
credit of $0 and $20.7)	582.3	512.3

Gross Profit	178.8	178.5
Selling, General and Administrative Expenses	83.2	80.0
Restructuring and Other Costs, net	0.6	3.0

Operating Profit	95.0	95.5
Interest Expense	(16.7)	(21.5)
Gain on Extinguishment of Debt	-	0.5
Interest Income and Other Income, net	-	0.2
Equity in Income of Unconsolidated Entities	0.3	0.2

INCOME BEFORE INCOME TAXES	78.6	74.9

Income Tax Expense	(27.3)	(17.3)

CONSOLIDATED NET INCOME	51.3	57.6

Less: Net Income Attributable to Noncontrolling
Interests	(1.0)	(1.3)

NET INCOME ATTRIBUTABLE TO ROCK-TENN
COMPANY SHAREHOLDERS	$50.3	$56.3

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to Rock-Tenn Company
shareholders	$50.3	$56.3
Less: Distributed and undistributed income
available to participating securities	(0.4)	(0.7)
Distributed and undistributed income available to
Rock-Tenn Company shareholders	$49.9	$55.6

Diluted weighted average shares outstanding	39.4	38.9

Diluted earnings per share	$1.27	$1.43

ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS, EXCEPT TONNAGE DATA)

	FOR THE THREE MONTHS ENDED
	December 31,	December 31,
	2010	2009

NET SALES:

Consumer Packaging Segment	$392.7	$379.6
Corrugated Packaging Segment	198.3	180.1
Merchandising Displays Segment	91.8	66.8
Specialty Paperboard Products Segment	98.4	79.8
Intersegment Eliminations	(20.1)	(15.5)

TOTAL NET SALES	$761.1	$690.8

SEGMENT INCOME:

Consumer Packaging Segment (1)	$52.3	$62.8
Corrugated Packaging Segment	36.4	34.7
Merchandising Displays Segment	11.4	4.2
Specialty Paperboard Products Segment	4.3	4.5

TOTAL SEGMENT INCOME	$104.4	$106.2

Restructuring and Other Costs, net	(0.6)	(3.0)
Non-Allocated Expenses	(8.5)	(7.5)
Interest Expense	(16.7)	(21.5)
Gain on Extinguishment of Debt	-	0.5
Interest Income and Other Income, net	-	0.2

INCOME BEFORE INCOME TAXES	$78.6	$74.9

Recycled Paperboard Shipped (in tons)	224,517	223,148
Containerboard Shipped (in tons)	247,446	231,113
Bleached Paperboard Shipped (in tons)	84,410	84,993
Market Pulp Shipped (in tons)	22,076	25,362

(1) Includes alternative fuel mixture credits of $0 and $20.7, respectively.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED
	December 31,	December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$51.3	$57.6

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	36.7	37.5
Deferred income tax expense	19.8	3.0
Gain on extinguishment of debt	-	(0.5)
Share-based compensation expense	4.0	3.5
Loss (gain) on disposal of plant and equipment and other, net	0.2	(0.1)
Equity in income of unconsolidated entities	(0.3)	(0.2)
Pension funding less than expense	5.4	7.5
Alternative fuel mixture credit benefit	-	(20.9)
Impairment adjustments and other non-cash items	0.2	2.2
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	50.2	41.5
Inventories	(16.6)	9.2
Other assets	0.3	(0.4)
Accounts payable	(25.6)	(30.9)
Income taxes	2.3	9.1
Accrued liabilities and other	(23.6)	(22.5)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$104.3	$95.6

INVESTING ACTIVITIES:

Capital expenditures	(28.5)	(12.3)
Investment in unconsolidated entities	0.3	(0.1)
Return of capital from unconsolidated entities	0.2	0.2
Proceeds from sale of property, plant and equipment	0.4	2.3

NET CASH USED FOR INVESTING ACTIVITIES	$(27.6)	$(9.9)

FINANCING ACTIVITIES:

Additions to revolving credit facilities	20.0	16.1
Repayments of revolving credit facilities	(9.3)	(7.5)
Additions to debt	-	2.3
Repayments of debt	(82.2)	(89.9)
Debt issuance costs	(0.5)	(0.1)
Issuances of common stock, net of related minimum tax withholdings	0.8	0.9
Excess tax benefits from share-based compensation	0.1	1.2
(Repayments to) advances from unconsolidated entity	(1.0)	0.2
Cash dividends paid to shareholders	(7.8)	(5.8)
Cash distributions to noncontrolling interests	(2.0)	(0.9)

NET CASH USED FOR FINANCING ACTIVITIES	$(81.9)	$(83.5)

Effect of exchange rate changes on cash and cash equivalents	(0.7)	0.1

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(5.9)	$2.3

Cash and cash equivalents at beginning of period	15.9	11.8

Cash and cash equivalents at end of period	$10.0	$14.1

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes, net of refunds	$4.9	$2.4
Interest, net of amounts capitalized	4.7	10.8

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	December 31,	September 30,
	2010	2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10.0	$15.9
Accounts receivable (net of allowances of $8.0 and $7.8)	284.4	333.5
Inventories	287.3	269.5
Other current assets	71.4	90.1

TOTAL CURRENT ASSETS	653.1	709.0

Property, plant and equipment at cost:
Land and buildings	421.5	420.6
Machinery and equipment	1,950.1	1,915.7
Transportation equipment	13.2	13.1
Leasehold improvements	5.1	5.1
	2,389.9	2,354.5
Less accumulated depreciation and amortization	(1,137.9)	(1,104.5)
Net property, plant and equipment	1,252.0	1,250.0
Goodwill	750.3	748.8
Intangibles, net	148.6	151.5
Investment in unconsolidated entities	23.1	23.3
Other assets	31.9	32.3

TOTAL ASSETS	$2,859.0	$2,914.9

LIABILITIES AND EQUITY
CURRENT LIABILITES:
Current portion of debt	$234.7	$231.6
Accounts payable	227.3	252.3
Accrued compensation and benefits	60.9	90.7
Other current liabilities	64.1	56.6

TOTAL CURRENT LIABILITIES	587.0	631.2

Long-term debt due after one year	822.3	897.3

Accrued pension and other long-term benefits	165.9	165.3
Deferred income taxes	173.3	166.4
Other long-term liabilities	29.3	30.0
Redeemable noncontrolling interests	6.9	7.3

Total Rock-Tenn Company shareholders' equity	1,068.4	1,011.3
Noncontrolling interests	5.9	6.1
Total Equity	1,074.3	1,017.4

TOTAL LIABILITIES AND EQUITY	$2,859.0	$2,914.9

Rock-Tenn Company Quarterly Statistics

Paperboard and Containerboard Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Average Net Selling Price Per Ton (a)

All Tons
2009	592	578	557	548	568
2010	544	563	595	610	578
2011	617

Tons Shipped
Recycled Paperboard (a) (b)
2009	204,927	211,941	219,819	224,269	860,956
2010	223,148	228,064	232,149	235,648	919,009
2011	224,517

Containerboard
2009	221,907	188,568	203,019	235,250	848,744
2010	231,113	234,757	244,997	244,698	955,565
2011	247,446

Bleached Paperboard
2009	86,338	78,223	79,461	88,856	332,878
2010	84,993	85,842	88,999	86,051	345,885
2011	84,410

Market Pulp
2009	20,705	19,493	24,199	26,521	90,918
2010	25,362	25,055	24,109	25,851	100,377
2011	22,076

Total (a)
2009	533,877	498,225	526,498	574,896	2,133,496
2010	564,616	573,718	590,254	592,248	2,320,836
2011	578,449

(a) Average Net Selling Price Per Ton and Tons Shipped include gypsum paperboard liner tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with Lafarge North America, Inc. Average Net Selling Price Per Ton is computed as net sales of paperboard, containerboard and market pulp divided by tons shipped.

(b) Recycled paperboard tons shipped include coated and specialty paperboard.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income
(In Millions, except Return On Sales data)

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Fiscal Year
Consumer Packaging Segment Sales
2009	$368.8		$362.9		$377.2		$394.2		$1,503.1
2010	379.6		386.2		398.2		414.1		1,578.1
2011	392.7
Consumer Packaging Intersegment Sales
2009	$6.6		$4.7		$6.0		$7.8		$25.1
2010	6.0		7.2		8.5		8.9		30.6
2011	6.5
Consumer Packaging Segment Income
2009	$31.5		$39.2		$50.3	(1)	$53.2	(2)	$174.2
2010	42.1	(3)	36.8	(4)	49.1		57.7		185.7
2011	52.3
Return On Sales
2009	8.5%		10.8%		13.3%	(1)	13.5%	(2)	11.6%
2010	11.1%	(3)	9.5%	(4)	12.3%		13.9%		11.8%
2011	13.3%

Corrugated Packaging Segment Sales
2009	$203.2		$176.5		$186.5		$186.7		$752.9
2010	180.1		191.0		210.5		219.0		800.6
2011	198.3
Corrugated Packaging Intersegment Sales
2009	$10.1		$9.7		$8.8		$8.7		$37.3
2010	7.3		8.6		9.6		11.8		37.3
2011	9.4
Corrugated Packaging Segment Income
2009	$50.6		$41.6		$49.6		$37.1		$178.9
2010	34.7		20.9		35.9		48.2		139.7
2011	36.4
Return on Sales
2009	24.9%		23.6%		26.6%		19.9%		23.8%
2010	19.3%		10.9%		17.1%		22.0%		17.4%
2011	18.4%

Merchandising Displays Segment Sales
2009	$74.8		$82.9		$79.7		$83.2		$320.6
2010	66.8		77.1		87.9		101.4		333.2
2011	91.8
Merchandising Displays Intersegment Sales
2009	$-		$0.2		$0.1		$0.1		$0.4
2010	0.1		0.1		0.1		0.3		0.6
2011	0.3
Merchandising Displays Segment Income
2009	$5.1		$9.7		$8.0		$9.1		$31.9
2010	4.2		11.2		8.4		12.5		36.3
2011	11.4
Return on Sales
2009	6.8%		11.7%		10.0%		10.9%		10.0%
2010	6.3%		14.5%		9.6%		12.3%		10.9%
2011	12.4%

(1) Excludes $32.7 of alternative fuel mixture credit, net of expenses.
(2) Excludes $21.4 of alternative fuel mixture credit, net of expenses.
(3) Excludes $20.7 of alternative fuel mixture credit, net of expenses.
(4) Excludes $8.1 of alternative fuel mixture credit.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income (Continued)
(In Millions, except Return On Sales data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Specialty Paperboard Products Segment Sales
2009	$75.3	$70.2	$77.2	$84.2	$306.9
2010	79.8	96.4	96.6	95.9	368.7
2011	98.4
Specialty Paperboard Products Intersegment Sales
2009	$2.3	$1.6	$1.8	$2.7	$8.4
2010	2.1	2.9	3.1	2.6	10.7
2011	3.9
Specialty Paperboard Products Segment Income
2009	$2.8	$6.2	$9.4	$8.1	$26.5
2010	4.5	6.0	8.0	7.5	26.0
2011	4.3
Return on Sales
2009	3.7%	8.8%	12.2%	9.6%	8.6%
2010	5.6%	6.2%	8.3%	7.8%	7.1%
2011	4.4%

Key Financial Statistics
(In Millions, except EPS Data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income Attributable to Rock-Tenn Company Shareholders
2009	$30.6	$37.4	$87.0	$67.3	$222.3
2010	56.3	32.8	45.1	91.4	225.6
2011	50.3

Diluted EPS (1)
2009	$0.79	$0.97	$2.23	$1.71	$5.71
2010	1.43	0.83	1.14	2.31	5.70
2011	1.27

Depreciation & Amortization
2009	$37.9	$37.3	$37.5	$37.3	$150.0
2010	37.5	36.8	36.4	36.7	147.4
2011	36.7

Capital Expenditures
2009	$14.2	$17.0	$18.1	$26.6	$75.9
2010	12.3	18.3	30.3	45.3	106.2
2011	28.5

(1) Fiscal 2009 Diluted EPS has been adjusted to reflect the October 1, 2009 adoption of accounting guidance related to the computation of earnings per share.

Non-GAAP Measures and Reconciliations

We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry. The following non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Net Debt

We have defined the non-GAAP measure “net debt” to include the aggregate debt obligations reflected in our consolidated balance sheet, less the hedge adjustments resulting from terminated fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents, restricted cash (which includes restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy these debt obligations.

Our management uses net debt, along with other factors, including net debt repayment per diluted share, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments, and other variations of net debt repayment per diluted share provide measures to investors of how successful we are at achieving our debt reduction. Set forth below is a reconciliation of net debt to the most directly comparable GAAP measures, Current portion of debt and Long-term debt due after one year for the current quarter, prior quarter, one year ago quarter and the quarter following the Southern Container acquisition:

(In Millions, except per share data)	December 31,	September 30,	December 31,	March 31,
	2010	2010	2009	2008

Current Portion of Debt	$234.7	$231.6	$63.3	$247.7
Long-Term Debt Due After One Year	822.3	897.3	1,206.3	1,606.8
Total Debt	1,057.0	1,128.9	1,269.6	1,854.5
Less: Hedge Adjustments Resulting From Terminated Fair Value Interest Rate Derivatives or Swaps	(1.5)	(1.9)	(3.1)	(7.6)
	1,055.5	1,127.0	1,266.5	1,846.9
Less: Cash and Cash Equivalents	(10.0)	(15.9)	(14.1)	(56.6)
Less: Restricted Cash	—	—	—	(19.5)
Net Debt	$1,045.5	$1,111.1	$1,252.4	$1,770.8

			Net Debt
		Average	Repayment
	Net Debt	Diluted	Per Diluted
	Repayment	Shares	Share
Current Quarter	$65.6	39.4	$1.67
Twelve Months Ended December 31, 2010	$206.9	39.2	$5.28
Since March 31, 2008	$725.3	38.7	$18.77

Credit Agreement EBITDA and Total Funded Debt

“Credit Agreement EBITDA” is calculated in accordance with the definition contained in our Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options.

“Total Funded Debt” is calculated in accordance with the definition contained in our Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, less certain deferred cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Senior Credit Facility. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the “Credit Agreement Debt/EBITDA ratio” or the “Leverage Ratio,” which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the December 31, 2010 calculation, our Leverage Ratio was 2.05 times, which includes a reduction of .03 times for the alternative fuel mixture credit. Our maximum permitted Leverage Ratio under the Senior Credit Facility at December 31, 2010 was 3.75 times.

Set forth below is a reconciliation of Credit Agreement EBITDA for the three and twelve months ended December 31, 2010, to the most directly comparable GAAP measure, Consolidated Net Income:

(In Millions)	Three Months Ended December 31, 2010	Twelve Months Ended December 31, 2010

Consolidated Net Income	$51.3	$224.4
Interest Expense, net	15.1	64.5
Income Taxes	27.3	74.7
Depreciation and Amortization	36.7	146.6
Additional Permitted Charges and pro forma Acquisition EBITDA	1.7	11.4
Credit Agreement EBITDA	$132.1	$521.6
Less: Alternative Fuel Mixture Credit, net	—	(8.1)
Credit Agreement EBITDA, Excluding Alternative Fuel Mixture Credit, net	$132.1	$513.5
Less: Capital Expenditures	(28.5)	(122.4)
Credit Agreement EBITDA, Excluding Alternative Fuel Mixture Credit, net and Capital Expenditures	$103.6	$391.1

Net Sales	$761.1	$3,071.7

Credit Agreement EBITDA Margin, Excluding Alternative Fuel Mixture Credit, net	17.4%	16.7%
Credit Agreement EBITDA Margin, Excluding Alternative Fuel Mixture Credit, net and Capital Expenditures	13.6%	12.7%

Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current portion of debt and Long-term debt due after one year:

(In Millions, except ratio)	December 31,
2010

Current Portion of Debt	$234.7
Long-Term Debt Due After One Year	822.3
Total Debt	1,057.0
Less: Hedge Adjustments Resulting From Terminated
Fair Value Interest Rate Derivatives or Swaps	(1.5)
Total Debt Less Hedge Adjustments	1,055.5
Plus: Letters of Credit, Guarantees and Other Adjustments	15.2
Total Funded Debt	$1,070.7

Credit Agreement EBITDA for the Twelve Months Ended December 31, 2010	$521.6

Leverage Ratio	2.05

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and our board of directors use this information to evaluate the Company’s performance relative to other periods. We believe that the most directly comparable GAAP measures to adjusted net income and adjusted earnings per diluted share are Net income attributable to Rock-Tenn Company shareholders and Earnings per Diluted Share, respectively. Set forth below is a reconciliation of adjusted net income to Net income attributable to Rock-Tenn Company shareholders:

	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
(In Millions)	2010	2009

Net income attributable to Rock-Tenn Company shareholders	$50.3	$56.3

Alternative fuel mixture credit, net	—	(20.8)
Restructuring and other costs, net	0.4	1.9
Gain on extinguishment of debt	—	(0.3)
Operating losses of previously closed facilities	0.1	0.3

Adjusted net income	$50.8	$37.4

CONTACT:
RockTenn
John Stakel, 678-291-7900
VP-Treasurer